UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 27, 2012

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30700	84-1524410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of principal executive offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Crown Media Holdings, Inc. (the “Company”) was held on June 27, 2012, at which the following matters were submitted to our stockholders:

Proposal 1: Election of 14 members to the Company’s board of directors.

All nominees were elected as directors by the following votes:

Name	Vote For	Votes Withheld	Broker Non-votes

William J. Abbott	344,460,718	5,659,548	0

Dwight C. Arn	344,090,208	6,030,058	0

Robert Bloss	343,598,726	6,521,540	0

William Cella	345,797,139	4,323,127	0

Glenn Curtis	345,802,958	4,317,308	0

Steve Doyal	344,090,408	6,029,858	0

Brian E. Gardner	343,597,826	6,522,440	0

Herbert Granath	345,761,783	4,358,483	0

Timothy Griffith	344,090,408	6,029,858	0

Donald Hall, Jr.	344,088,538	6,031,728	0

A. Drue Jennings	345,737,514	4,382,752	0

Peter A. Lund	345,762,253	4,358,013	0

Brad R. Moore	344,089,408	6,030,858	0

Deanne Stedem	343,598,281	6,521,985	0

Proposal 2: Approval of Chief Executive Officer’s and other Executive Officers’ performance-based compensation.

The Chief Executive Officer’s and other Executive Officers’ performance-based compensation was approved by the following votes:

Votes For	Votes Against	Broker Non-votes	Votes Abstain
343,848,955	1,762,018	0	4,509,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date:	June 28, 2012	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel